As filed with the Securities and Exchange Commission on September 29, 2000
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________
ABRAMS INDUSTRIES, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	1540 (Primary Standard Industrial Classification Code Number)	58-0522129 (I.R.S. Employer Identification Number)

1945 The Exchange Suite 300 Atlanta, Georgia 30339-2029 (770) 953-0304 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Abrams Industries, Inc. 2000 Stock Award Plan
(Full Title of the Plans)

Copies to:

David A. Stockton, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500	Alan R. Abrams President and Chief Executive Officer 1945 The Exchange Suite 300 Atlanta, Georgia 30339-2029 (770) 953-0304
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000 shares	$3.625	$3,625,000	$957
  Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $3.625, the average of the high and low prices on the Nasdaq Stock Market on September 25, 2000.

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*.

ITEM 2.	REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*.

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:
(1)	The Company's annual report on Form 10-K, for the fiscal year ended April 30, 2000 (Commission file number 0-10146).

(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since April 30, 2000.

(3)

The description of the Common Stock contained in the Registrant's registration statement on Form 10, filed under the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(4)

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 4.          DESCRIPTION OF SECURITIES

                        Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                        Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Articles of Incorporation and Bylaws provide that the Registrant may indemnify its officers, directors, employees and agents for any liability or expense incurred in connection with threatened, pending or completed actions, suits or proceedings to which the officer, director, employee or agent was a party by reason of being an officer, director, employee or agent of the Registrant and provided that he acted in good faith and reasonably believed, in the case of conduct in his official capacity, that such conduct was in the best interest of the Registrant, and in all other cases, that such conduct was at least not opposed to the best interests of the Registrant, and in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The Registrant's Bylaws allow for the advancement of expenses for the defense of such claims or actions. The Registrant's Bylaws obligate the Registrant, under certain circumstances, to advance expenses to its directors, officers, agents and employees in defending an action, suit or proceeding for which indemnification may be sought. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                        Not Applicable.

ITEM 8.          EXHIBITS

                      The exhibits included as part of this Registration Statement are as follows:
Exhibit Number	Description

4	Abrams Industries, Inc. 2000 Stock Award Plan

5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

ITEM 9.           UNDERTAKINGS

                       (a)     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 29, 2000.
ABRAMS INDUSTRIES, INC.

By: /s/ Alan R. Abrams
Alan R. Abrams
Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Abrams as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 2000.
/s/ Alan R. Abrams ALAN R. ABRAMS	Co-Chairman of the Board of Directors and Chief Executive Officer
/s/ J. Andrew Abrams J. ANDREW ABRAMS	Co-Chairman of the Board of Directors
/s/ David L. Abrams DAVID L. ABRAMS	Director
/s/ Edward M. Abrams EDWARD M. ABRAMS	Director
/s/ Paula Lawton Bevington PAULA LAWTON BEVINGTON	Director
/s/ Gilbert L. Danielson GILBERT L. DANIELSON	Director
/s/ Melinda S. Garrett MELINDA S. GARRETT	Director, Chief Financial Officer and Chief Accounting Officer
/s/ Robert T. McWhinney, Jr. ROBERT T. MCWHINNEY, JR.	Director
/s/ B. Michael Merritt B. MICHAEL MERRITT	Director
/s/ L. Anthony Montag L. ANTHONY MONTAG	Director
/s/ Felker W. Ward, Jr. FELKER W. WARD, JR.	Director

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4	Abrams Industries, Inc. 2000 Stock Award Plan

5	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP